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                                                                EXHIBIT 5


                   [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]

                                  July 1, 1997

Scientific Games Holdings Corp.
1500 Bluegrass Lakes Parkway
Alpharetta, Georgia 30201

         Re:      Registration Statement on Form S-8
                  Amended and Restated Directors' Stock Option Plan

Ladies and Gentlemen:

          We have served as counsel for Scientific Games Holdings Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 175,000 shares (the "Shares") of the common stock, $.001 par value per share, of the Company (the "Common Stock"), to be offered and sold by the Company pursuant to the Scientific Games Holdings Corp. Amended and Restated Directors' Stock Option Plan (the "Plan").

          We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

          In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.

          We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.

          Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:


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Scientific Games Holdings Corp.
July 1, 1997
Page 2

                  i.   The Shares have been duly authorized; and

                  ii. Upon the issuance and delivery of the Shares upon the exercise of options and payment therefor as provided in the Plan and as contemplated in the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,

                                                  SMITH, GAMBRELL & RUSSELL, LLP

                                                  /s/ Howard E. Turner
                                                  -----------------------------
                                                  Howard E. Turner